EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S–8 of our report dated February 10, 2003, except for Note 2 as to which the date is September 3, 2003, relating to the financial statements and financial statement schedule of BioLase Technology, Inc., which appears in BioLase Technology, Inc.’s Annual Report on Form 10–K/A for the year ended December 31, 2002.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orange County, California

January 19, 2004